U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Amendment No. 1

                                 CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 1, 2003


                               BUYERS UNITED, INC.
             (Exact name of registrant as specified in its charter)

                                     0-26917
                              (Commission File No.)

                Delaware                               87-0528557
    (State or other jurisdiction of        (IRS Employer Identification No.)
     incorporation or organization)


                 14870 Pony Express Road, Bluffdale, Utah 84065
                    (Address of principal executive offices)


                                 (801) 320-3300
                         (Registrant's telephone number)

                                 Not Applicable
                 (Former address, if changed since last report)


                  Item 2. Acquisition or Disposition of Assets

     On December 6, 2002, Buyers United, Inc. entered into the Asset Purchase Agreement and Software License Agreement to purchase assets of I-Link, Inc., and its subsidiary, I-Link Communications, Inc., and license in perpetuity software developed by I-Link for the operation of a real-time Internet protocol communications network (RTIP Network). The transaction was closed effective May 1, 2003.

     The assets acquired include dedicated equipment required for operating the RTIP Network, customers of I-Link serviced through the network, and certain trademarks. In consideration for the assets and software license, Buyers United issued to I-Link 246,430 shares of Series B Convertible Preferred Stock, assumed certain liabilities, and agreed to issue an additional 53,570 shares of Series B Convertible Preferred Stock in equal monthly installments over a term of 10 months commencing June 1, 2003, subject to satisfaction of certain conditions pertaining to provisioning of one of the former I-Link customers acquired in the transaction.

     Assuming the additional 53,570 shares are issued to I-Link, Buyers United will have 853,800 shares of Series B Convertible Preferred Stock outstanding. The Series B Preferred Stock is senior to the common stock with respect to payment of dividends and distributions in liquidation. Holders of the Series B Preferred Stock are entitled to receive dividends payable semi-annually equal to 8 percent of the liquidation preference value of the Series B Preferred Stock, which is $10.00 per share. No dividends or distributions may be made with respect to the common stock unless all dividend payments on the Series B Preferred Stock are current. Each share of Series B Preferred Stock is convertible at the election of the holder to five shares of common stock, subject to adjustment in certain circumstances to prevent dilution of the equity interest of the holders of the Series B Preferred Stock. Buyers United may convert the Series B Preferred Stock to common stock when the market price of Buyers United common stock is $4.00 or more during 30 consecutive trading days. The Series B Preferred Stock does not have voting rights. Under the Asset Purchase Agreement Buyers United may redeem the Series B Preferred Stock issued to I-link at the liquidation preference value after December 5, 2007. Assuming all of the shares of Series B Preferred Stock are issued to I-Link and converted to common stock, I-Link would hold approximately 12.11 percent of the outstanding common stock of Buyers, without giving effect to the exercise of conversion or purchase rights under any other outstanding shares of preferred stock, options, or warrants.

     In connection with the closing, the parties together with Counsel Corporation, an Ontario corporation, and Counsel Communications LLC, a Delaware limited liability company, both affiliates of I-Link, entered into a Reimbursement Agreement pursuant to which Counsel Corporation, Counsel Communications, and I-Link agreed to reimburse Buyers United for any loss sustained as a result of any claims asserted against the assets acquired from I-Link by certain creditors of I-Link, and out of the shares it received in the transaction I-Link deposited in escrow 40,000 shares of Series B Preferred Stock that may be applied to reimburse any such loss. This is in addition to 25,000 shares of Series B Preferred Stock I-Link received in the transaction that it deposited in escrow under the Asset Purchase Agreement to satisfy any claims for indemnification under the Asset Purchase Agreement.

     This report amends the Report on Form 8-K of Buyers United filed with the Securities and Exchange Commission on May 8, 2003 that reports the closing of the acquisition of the I-Link assets.

                   Item 7. Financial Statements and Exhibits

Financial Statements.

(a) Financial Statements. Included in this filing beginning at page F-1 are the following reports and financial statements.

Audited balance sheet at December 31, 2002, and the related statements of operations, of changes in stockholders' equity and cash flows for the years ended December 31, 2001 and 2002; and

Unaudited balance sheet at March 31, 2003, and the related unaudited statements of operations, of changes in stockholders' equity and cash flows for quarters ended March 31, 2003 and 2002.

(b) Pro Forma Financial Information. Included in this filing beginning at page PF-1 is the following proforma financial information giving effect to the acquisition of the business acquired from I-Link at March 31, 2003, and the three months then ended, and for the year ended December 31, 2002.

      Proforma Condensed Combined Balance Sheet
      Proforma Condensed Combined Statement of Operations

(c)   Exhibits.  Copies of the following documents are included as exhibits:

SEC Ref. No                       Title of Document                    Location

10.1           Asset Purchase  Agreement  dated December 6, 2002, with    (1)
               I-Link
                 Communications, Inc. and I-Link Incorporated,
               without exhibits

10.2           Reimbursement Agreement dated April 30, 2003, with         (2)
               Counsel
                 Corporation, Counsel Communications LLC, I-Link
                 Communications, Inc. and I-Link Incorporated

99.1           Press Release dated May 1, 2003                            (2)

(1) This document was filed with the Securities and Exchange Commission on April 14, 2003, as Exhibit No. 10.10 to the Annual Report on Form 10-KSB of Buyers United for the year ended December 31, 2002, and is incorporated herein by this reference.

(2) These documents were filed with the Securities and Exchange Commission on May 8, 2003, as exhibits to the Current Report on Form 8-K of Buyers United and are incorporated herein by this reference.

                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BUYERS UNITED, INC.

Date:  July 14, 2003                      By: /s/ Paul Jarman, President

                       REPORT OF INDEPENDENT AUDITORS


To the Board of Directors:

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of I-Link Communications, Inc. at December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has negative working capital and a stockholders' deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 3 to the financial statements, on December 6, 2002 I- Link Incorporated entered into an agreement to sell substantially all of the Company's assets and customer base.



PricewaterhouseCoopers
Salt Lake City, Utah
June 27, 2003

                        I-LINK COMMUNICATIONS, INC.
                               BALANCE SHEETS

                                                December 31,     March 31,
                    ASSETS                          2002           2003
                    ------                      ------------    -----------
Current assets:                                                 (Unaudited)
  Cash and cash equivalents                    $    346,255    $   416,167
  Accounts receivable, less allowance for
   doubtful accounts of $87,254
   at December 31, 2002 and March 31, 2003,
   respectively                                   1,248,584        832,455
  Other current assets                              608,933        320,605
                                                 ----------     ----------
    Total current assets                          2,203,772      1,569,227
                                                 ----------     ----------
Furniture, fixtures, equipment and software,
 net (held for sale at December 31, 2002 and
 March 31, 2003, respectively)                    1,080,000      1,080,000
Other assets:
  Intangible assets not subject to
   amortization, net (held for sale at
   December 31, 2002 and March 31, 2003,
   respectively)                                    270,000        270,000
  Other assets                                      220,374        190,505
                                                 ----------     ----------

    Total assets                               $  3,774,146    $ 3,109,732
                                                 ==========     ==========


    LIABILITIES AND STOCKHOLDERS' DEFICIT
    -------------------------------------
Current liabilities:
  Accounts payable                             $    833,805    $   807,790
  Accrued liabilities                             2,555,309      3,055,206
  Unearned revenue                                  247,274        244,292
  Notes payable                                   2,745,840      2,745,840
                                                 ----------     ----------
    Total current liabilities                     6,382,228      6,853,128

Intercompany debt payable to I-Link
 Incorporated                                    73,804,977     72,946,528
                                                 ----------     ----------
    Total liabilities                            80,187,205     79,799,656
                                                 ----------     ----------

Commitments and contingencies  (note 8)

Stockholders' deficit:
  Common stock, $.001 par value, authorized
   10,000 shares, issued and outstanding
   4,000 at December 31, 2002 and March 31,
   2003, respectively                                     4              4
  Additional paid-in capital                      3,589,440      3,589,440
  Accumulated deficit                           (80,002,503)   (80,279,368)
                                                 ----------     ----------
    Total stockholders' deficit                 (76,413,059)   (76,689,924)
                                                 ----------     ----------
    Total liabilities and stockholders'
     defict                                    $  3,774,146    $ 3,109,732
                                                 ==========     ==========

 The accompanying notes are an integral part of these financial statements


                                 I-LINK COMMUNCATIONS, INC.
                                  STATEMENTS OF OPERATIONS

                                          For the Years Ended          Three Months Ended
                                      ----------------------------   -----------------------
                                       December 31,  December 31,     March 31,    March 31,
                                          2001           2002           2002          2003
                                       -----------    ----------     ----------    ---------
                                                                            (Unaudited)
Revenue:
  Telecommunication services          $ 24,598,641  $  6,392,316   $  1,767,671   $1,331,322
  Other                                  2,025,585     1,409,294        388,621      264,302
                                        ----------    ----------      ---------    ---------
    Total revenues                      26,624,226     7,801,610      2,156,292    1,595,624
                                        ----------    ----------      ---------    ---------

Operating costs and expenses:
  Telecommunication network expense
   (exclusive of depreciation and
   amortization shown below)            28,284,502     8,369,666      2,647,659    1,836,991
  Selling, general, administrative
   and other                             5,297,508     3,716,620      1,032,614      133,261
  Provision for doubtful accounts        1,205,798       110,442        136,481        3,000
  Depreciation and amortization          3,757,973     3,864,989        847,974            -
  Loss (gain) on disposal of assets              -       261,813          4,446            -
  Impairment of long-lived assets        8,040,054     3,608,770              -     (200,000)
  Gain on disposal of subsidiary          (588,943)            -              -            -
  Interest expense                         241,921       377,683         94,420       99,237
                                        ----------    ----------      ---------    ---------
    Total operating costs and
     expenses                           46,238,813    20,309,983      4,763,594    1,872,489
                                        ----------    ----------      ---------    ---------

    Net loss                          $(19,614,587) $(12,508,373)  $ (2,607,302)  $ (276,865)
                                        ==========    ==========      =========    =========

          The accompanying notes are an integral part of these financial statements

                              I-LINK COMMUNICATIONS, INC.
                    STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

                           Common  Stock    Additional                         Total
                           -------------     Paid In       Accumulated     Stockholders'
                           Shares Amount     Capital         Deficit          Deficit
                           ------ ------   ----------      -----------      -----------
Balance, December 31, 2000  4,000   $4     $3,589,440     $(47,879,543)    $(44,290,099)

  Net loss                      -    -              -      (19,614,587)     (19,614,587)
                            -----   ---     ---------       ----------       ----------
Balance, December 31, 2001  4,000    4      3,589,440      (67,494,130)     (63,904,686)

  Net loss                      -    -              -      (12,508,373)     (12,508,373)
                            -----   ---     ---------       ----------       ----------
Balance, December 31, 2002  4,000    4      3,589,440      (80,002,503)     (76,413,059)

  Net loss (unaudited)          -    -              -         (276,865)        (276,865)
                            -----   ---     ---------       ----------       ----------
Balance, March 31, 2003
 (unaudited)                4,000   $4     $3,589,440     $(80,279,368)    $(76,689,924)
                            =====   ===     =========       ==========       ==========

       The accompanying notes are an integral part of these financial statements

                                    I-LINK COMMUNICATIONS, INC.
                                      STATEMENTS OF CASH FLOWS

                                                   For the Years Ended         Three Months Ended
                                               ---------------------------  -----------------------
                                                December 31,  December 31,    March 31,    March 31,
                                                    2001          2002          2002         2003
                                                -----------    ----------     ---------     -------
                                                                                   (Unaudited)
Cash flows from operating activities:
  Net loss                                     $(19,614,587) $(12,508,373)  $(2,607,302)  $(276,865)
  Adjustments to reconcile net loss to net
   cash provided by (used in) operating
   activities:
    Depreciation and amortization                 3,757,973     3,864,989       847,974           -
    Provision for doubtful accounts               1,205,798       110,442       136,481       3,000
    Impairment of long-lived assets               8,040,054     3,608,770             -    (200,000)
    Gain on disposal of subsidiary                 (588,943)            -             -           -
    Loss (gain) on disposal of assets                     -       261,813         4,446           -
    Amortization of debt discount                   215,257             -             -           -
    Increase (decrease) from changes in
     operating assets and liabilities:
      Accounts receivable                           630,777      (195,276)       61,550     413,129
      Other assets                                  875,577       208,842       373,734     318,197
      Accounts payable and accrued liabilities  (18,486,624)   (2,787,165)   (1,997,387)    473,882
      Unearned revenue                              694,724      (699,480)     (410,091)     (2,982)
                                                 ----------     ---------     ---------     -------
        Net cash provided by (used in) operating
         activities                             (23,269,994)   (8,135,438)   (3,590,595)    728,361
                                                 ----------     ---------     ---------     -------

Cash flows from investing activities:
  Purchases of furniture, fixtures, equipment
   and software                                    (591,992)     (438,900)     (174,019)          -
                                                 ----------     ---------     ---------     -------
        Net cash used in investing activities      (591,992)     (438,900)     (174,019)          -
                                                 ----------     ---------     ---------     -------

Cash flows from financing activities:
  Net proceeds from (repayments of)
   intercompany debt payable to
   I-Link Incorporated                           23,315,602     7,696,936     3,999,556    (658,449)
  Payment of capital leases                        (457,014)            -             -           -
                                                 ----------     ---------     ---------     -------
        Net cash provided by (used in) financing
         activities                              22,858,588     7,696,936     3,999,556    (658,449)
                                                 ----------     ---------     ---------     -------

Increase (decrease) in cash and cash
 equivalents                                     (1,003,398)     (877,402)      234,942      69,912

Cash and cash equivalents at beginning of
 period                                           2,227,055     1,223,657     1,223,657     346,255
                                                 ----------     ---------     ---------     -------

Cash and cash equivalents at end of period     $  1,223,657  $    346,255   $ 1,458,599   $ 416,167
                                                 ==========     =========     =========     =======

             The accompanying notes are an integral part of these financial statements

                         I-LINK COMMUNICATIONS, INC.
                        NOTES TO FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS

I-Link Communications, Inc. ("ILC") or ("the Company"), a subsidiary of I- Link Incorporated (I-Link), develops and markets enhanced communications products and services utilizing its own private intranet and both owned and leased network switching and transmission facilities. The communications solutions are delivered through I-Link's proprietary technologies.

On March 1, 2001, I-Link became a majority-owned subsidiary of Counsel Communications, LLC (subsequently reorganized and renamed Counsel Communications
LLC), which is a majority-owned subsidiary of Counsel Corporation (collectively, "Counsel").

The financial statements also include the activity of WebToTel, another wholly owned subsidiary of I-Link between the months of March and December 2001. WebToTel was acquired by I-Link from Counsel in April 2001, and ILC and WebToTel were operated and accounted for as a single integrated telecommunications provider until WebToTel was sold as discussed in Note 4.

In order to reduce I-Link's need for continuous infusion of capital and to refocus its efforts, I-Link began, over the year ended December 31, 2002, to resize ILC's operations in relationship to its revenue base. This process culminated in an agreement to sell the business operations of ILC to Buyer's United in December 2002 (see Note 3).

The accompanying financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability of assets and liquidation of liabilities that may result from this uncertainty. The Company incurred a net loss from operations of $12,508,373 for the year ended December 31, 2002, and as of December 31, 2002 had a stockholder's deficit of $76,413,059 and negative working capital of $4,178,456. These matters raise substantial doubt about the Company's ability to continue as a going concern. To date, the Company has financed its operations principally through intercompany debt advanced by its parent company I-Link.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the Company's price to the customer is fixed or determinable, and collection of the resulting receivable is reasonably assured. Revenue is derived from telecommunications usage, based on minutes of use. Revenue derived from usage is recognized as services are provided, based on agreed upon usage rates.

In July 2000, the Company received a nonrefundable payment of $10,000,000 from Red Cube International ("Red Cube"). This payment was a service prepayment that was to be credited against services performed for and/or provided to Red Cube by June 30, 2001. As of June 30, 2001, there remained $9,543,000 which had not been used by Red Cube and as the Company had no further obligation under the prepayment arrangement, the $9,543,000 was recognized as revenue as of June 30, 2001.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Examples of significant estimates include revenue recognition, the provision for doubtful accounts, the ultimate recoverability of long-lived assets.

Interim financial information (unaudited)

The accompanying interim financial statements as of March 31, 2003 and for the three months ended March 31, 2002 and 2003 are unaudited but have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the Company's financial condition at March 31, 2003 and the results of its operations and its cash flows for the three months ended March 31, 2002 and 2003. The results of operations of any interim period are not necessarily indicative of the results of operations for the full year.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents primarily with financial institutions in Utah, California, and Pennsylvania. These accounts may from time to time exceed federally insured limits. The Company has not experienced any losses on such accounts.

Provision for doubtful accounts

The Company evaluates the collectibility of its receivables at least quarterly, based upon various factors including the financial condition and payment history of major customers, an overall review of collections experience on other accounts and economic factors or events expected to affect the Company's future collections experience.

Furniture, fixtures, equipment and software

Furniture, fixtures, equipment and software are stated at cost. Depreciation and amortization is calculated using the straight-line method over the following estimated useful lives:

          Telecommunications network equipment              3-5  years
          Furniture, fixtures and office equipment          3-10 years
          Software                                           3   years

Betterments and renewals that extend the life of the assets are capitalized. Other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation or amortization applicable to assets retired are removed from the accounts and the gain or loss on disposition is recognized in operations. The Company regularly evaluates whether events or circumstances have occurred that indicate the carrying value of its furniture, fixtures, equipment and software may not be recoverable. When factors indicate the asset may not be recoverable, the Company compares the related undiscounted future net cash flows to the carrying value of the asset to determine if impairment exists. If the expected future net cash flows are less than the carrying value, impairment is recognized based on the fair value of the asset.

Long-lived assets that are to be disposed of by sale are measured at the lower of net book value or estimated net realizable value less costs to sell. As a result of the sale of assets to Buyers United, effective December 6, 2002 the Company's furniture, fixtures, equipment and software were classified as held for sale and depreciation of such assets ceased (see Note
3).

Intangible Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations" (SFAS 141) and SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). Under SFAS 141 and 142 all business combinations are accounted for using the purchase method and goodwill and intangible assets with indefinite useful lives are not amortized, but are tested for impairment at least annually. The adoption of SFAS 141 and 142 did not impact the results of operations or financial condition of the Company.

As discussed in Note 4, the Company recorded an $8,040,054 impairment charge in 2001, representing the remaining balance of the goodwill associated with the WebToTel acquisition. Such goodwill was being amortized using the straight-line method over 5 years.

Prior to the adoption of SFAS 142, the Company's intangible assets were being amortized using the straight-line method over 5 years.

The following represents what the net loss for the year ended December 31, 2001 would have been exclusive of amortization expense recognized in that period related to goodwill and intangible assets that are no longer being amortized.

                                                        2001
                                                     ----------
      Reported net loss                            $(19,614,587)
      Add back: goodwill amortization                   962,810
      Add back: amortization of other intangible
       assets not subject to amortization                54,000
      Less adjustments to goodwill impairment          (962,810)
                                                     ----------

          Adjusted net loss                        $(19,560,587)
                                                     ==========

Concentrations of credit risk

The Company's retail telecommunications subscribers are primarily residential and small business subscribers in the United States. The Company's customers are generally concentrated in the areas of highest population in the United States, more specifically California, Florida, New York, Texas and Illinois. The Company's wholesale customers are primarily based in Utah. One customer, Big Planet, accounted for over 80% of revenues in 2002. Red Cube accounted for approximately 56% of revenues in 2001.

Concentration of third party service providers

The Company depends on certain large telecommunications carriers to provide network services for significant portions of the Company's telecommunications traffic. If these carriers were to refuse to provide such services in the future, the Company's ability to provide services to its customers would be adversely affected and the Company might not be able to obtain similar services from alternative carriers on a timely basis.

Income taxes

The Company is included in the I-Link consolidated federal and state tax returns. The Company's provision for income taxes is prepared on a separate company basis. The Company records deferred taxes in accordance with (SFAS) No. 109, "Accounting for Income Taxes." The statement requires recognition of deferred income tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-based compensation

At December 31, 2002, I-Link has five stock-based employee compensation plans. The Company's employees represent substantially all of the employees of I-Link. I-Link accounts for those plans under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related Interpretations. No stock-based employee compensation cost is reflected in the statement of operations, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of the grant. The following table illustrates the effect on the net loss of the Company if it had applied the fair value method for the recognition and measurement provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", to its stock-based employee compensation.

                               Years ended             Three months ended
                       ---------------------------   -----------------------
                       December 31,  December 31,    March 31,     March 31,
                           2001          2002           2002         2003
                        -----------    ----------     ---------     -------
                                                           (Unaudited)

Net loss as reported   $(19,614,587) $(12,508,373)  $(2,607,302)  $(276,865)
Deduct:
 Total compensation
  cost determined
  under the fair
  value based method
  for all awards,
  net of -0- tax         (1,877,164)     (832,237)     (308,273)    (11,511)
                         ----------    ----------     ---------     -------
Pro forma net loss     $(21,491,751) $(13,340,610)  $(2,915,575)  $(288,376)
                         ==========    ==========     =========     =======


Recent accounting pronouncements

On August 15, 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). SFAS 143 establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. SFAS 143 was effective for the Company January 1, 2003 and did not have a material impact on the Company's results of operations or financial condition.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144). SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of net book value or fair value less costs to sell. All provisions of SFAS 144 were adopted on January 1, 2002 and did have a material impact on the Company's results of operations or financial position.

In April 2002, the FASB issued SFAS No. 145, "Recission of FAS Nos. 4, 44 and 64, Amendment of FAS 13 and Technical Corrections as of April 2002" (SFAS
145), which rescinds FAS Nos. 4, 44 and 64 and amends other existing authoritative pronouncements to make various technical corrections, clarify meaning, or describe their applicability under changed conditions. Among other things, SFAS 145 eliminates the requirement that gains and losses from extinguishment of debt be classified as an extraordinary item. SFAS 145 is effective for the Company January 1, 2003 and is not expected to have a material effect on the Company's results of operations.

In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 requires the recognition of a liability for costs associated with an exit or disposal activity when incurred. SFAS 146 also establishes that the liability should initially be measured and recorded at fair value. The provisions of SFAS 146 will be effective for any exit and disposal activities initiated after December 31, 2002 and is not expected to have a material impact on the Company's results of operations or financial condition.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" (SFAS 148). SFAS 148, which is effective for years ending after December 15, 2002, provides alternative methods for a voluntary change to the fair value based method of accounting for stock-based employee compensation and requires prominent disclosure about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has adopted the disclosure provisions of SFAS 148 and expects to continue following the provisions of APB 25 for its stock-based compensation plans.

In November 2002, the FASB issued FASB Interpretation No., 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (an interpretation of SFAS No. 5, 57, and 107 and rescission of FIN 34)" (FIN 45). FIN 45 clarifies the requirements of SFAS No. 5, "Accounting for Contingencies," relating to a guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. FIN 45 is effective for guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements for periods ending after December 15, 2002. The adoption of FIN 45 is not expected to have a material impact on the Company's results of operations or financial condition.

On January 17, 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities -- an Interpretation of ARB No. 51" (FIN 46). FIN 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for entities created after January 31, 2003 and is not expected to have a material impact on the Company's results of operations or financial condition.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity " (SFAS
150). SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The Company is currently evaluating the effects this statement may have on its financial statements.


NOTE 3 - SALE OF ILC

On December 6, 2002, I-Link entered into an agreement to sell substantially all of ILC's assets and customer base. The sale includes the physical assets required to operate the Company's nationwide network using its patented VoIP technology and a license in perpetuity to use I-Link's proprietary software platform. The sale closed in the second quarter of 2003. The sale price consists of 300,000 shares of Series B convertible preferred stock (8% dividend) of Buyers United, subject to adjustment in certain circumstances, of which 75,000 are subject to an earn-out provision (contingent consideration) based on future events related to ILC's single largest customer. The earn-out takes place over a fourteen-month period beginning January 2003, calculated on a monthly basis.

As of December 31, 2002, the net book value of the assets to be sold was $2,936,531, which was composed of furniture, fixtures, equipment and software with a net book value of $2,666,531 and intangible assets with a net book value of $270,000. The fair value of the 225,000 shares (non-contingent consideration to be received) of Buyer's United convertible preferred stock was determined to be $1,350,000 as of December 31, 2002, based on the value of the underlying common stock of Buyer's United adjusted for certain qualitative issues and marketability of the common stock underlying the preferred stock. As the value of the consideration to be received is less than the book value of the assets sold, ILC recorded an impairment charge of $1,586,531 which has been included in the net loss for 2002. All of the impairment charge was allocated to furniture, fixtures, equipment and software.

In the first quarter of 2003, the Company recorded a reduction of $200,000 to the original impairment of assets held for sale. The reduction in the impairment allowance represents an adjustment to the value of shares to be received for the ILC business and realization of contingent consideration (16,071 shares of Series B convertible preferred stock) received in the first quarter of 2003.

NOTE 4- ACQUISTION OF WEBTOTEL

On April 17, 2001, I-Link completed its acquisition of WebToTel and its subsidiary Nexbell, for 17,454,333 shares of I-Link common stock issued to Counsel, the owner of WebToTel. The acquisition of I-Link and WebToTel was accounted for similar to a pooling-of-interests using Counsel's book values of the WebToTel assets and liabilities, effective March 1, 2001, the earliest date that all three entities were under common control of Counsel.

I-Link continuously reviews the products it offers and their contribution to I-Link and its overall strategy. These reviews resulted in a determination that it was not economically justified to continue to maintain a portion of I-Link's network related to leased lines for local access origination and Nexbell's METS product. In the fourth quarter of 2001, I-Link approved a plan to discontinue offering the METS product. With this determination, I-Link performed an impairment analysis of the goodwill recorded in connection with the acquisition by Counsel of WebToTel and its subsidiary Nexbell. The analysis was performed in response to projected losses on the METS product acquired in the WebToTel acquisition. As a result of this review, an $8,040,054 impairment charge, representing the remaining balance of the goodwill, was recorded in 2001.

In December 2001, I-Link sold Nexbell to an unrelated party. The sale was a sale of Nexbell's common stock and accordingly the assets and liabilities of Nexbell were assumed by the purchaser with no further financial obligation to I-Link. At the time of the sale, the liabilities exceeded the assets of Nexbell and accordingly a gain on sale in the amount of $588,943 (the amount by which the liabilities exceeded the assets) was recorded.

NOTE 5 - COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

Furniture, fixtures, equipment and software, after consideration of the $1,586,531 impairment charge discussed in Note 3, consisted of the following at December 31, 2002:

Telecommunications network equipment              $3,077,935
Furniture, fixtures and office equipment           2,346,805
Leasehold improvements                               497,047
Software and information systems                   1,468,461
                                                   ---------
                                                   7,390,248
Less accumulated depreciation and amortization    (6,310,248)
                                                   ---------
                                                  $1,080,000
                                                   =========


Other current assets consisted of the following at December 31, 2002:

                      Prepaid insurance         $  351,378
                      Other assets                 257,555
                                                   -------
                                                $  608,933
                                                   =======


Accrued liabilities consisted of the following at December 31, 2002:


                      Interest payable         $  623,539
                      Payroll                     625,000
                      Professional fees           420,000
                      Other                       886,770
                                                ---------
                                               $2,555,309
                                                =========

NOTE 6 - NOTES PAYABLE

Notes payable consisted of the following at December 31, 2002:

  Note payable to a service provider, interest at 7.0%,    $  746,625
   due on demand

  Note payable to Winter Harbor, interest at prime plus
   9%                                                       1,999,215
                                                            ---------
                                                           $2,745,840
                                                            =========

As of September 30, 2001, ILC was in default on an equipment lease. This lease was secured by a letter of credit issued by an affiliate of Winter Harbor LLC (Winter Harbor), a former majority shareholder of I-Link. On October 11, 2001, the leasing company drew against the letter of credit in the amount of $1,999,215. On October 26, 2001, ILC received a demand for payment from Winter Harbor LLC for the amount of the draw on the letter of credit and interest (at prime plus 9%) since October 11, 2001. As of December 31, 2002, ILC has reflected the principal and interest related to this draw on the letter of credit in its financial statements. The Company is evaluating Winter Harbor's demand in light of the various agreements entered into between the Company, Counsel Communications LLC and Winter Harbor. While the Company believes that it will not be required to pay cash to Winter Harbor of the amount claimed, there can be no assurance as to the ultimate outcome of this matter.


NOTE 7 - TRANSACTIONS WITH I-LINK

The Company has financed operations principally through the use of intercompany debt from I-Link. The intercompany debt does not require interest and has no specified maturity. The intercompany debt is classified as long-term at December 31, 2002 based on written representations from I-Link that it will not demand repayment prior to April 1, 2004.

As I-Link and the Company share services such as buildings, computer equipment and personnel, an allocation of expenses has been performed between I-Link and the Company based on labor hours.

NOTE 8 - COMMITMENTS AND CONTIGENCIES

Agreements classified as operating leases have terms ranging from one to six years. The Company's rental expense for operating leases was approximately $420,000 and $404,000 for 2001 and 2002, respectively.

Future minimum rental payments required under operating leases with initial or remaining terms in excess of one year consists of the following at December 31, 2002:

     Year ending December 31:
     2003                           $  526,797
     2004                              170,726
     2005                               84,065
                                       -------
     Total minimum payments         $  781,588
                                       =======

Subsequent to December 31, 2002, the Company was released from certain operating leases with rental payments of $324,049 in 2003, $168,125 in 2004 and $84,065 in 2005, subject to the closing of the Buyer's United transaction.


NOTE 9 - STOCK-BASED COMPENSATION PLANS

Employees of ILC participate in I-Link stock compensation plans as described below. At December 31, 2002, I-Link has several stock-based compensation plans, which are described below. I-Link applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed option plans.

In accordance with FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB 25" the Company has accounted for the options issued to its employees by I-Link, its parent company, in the accompanying financial statements. The employees of the Company represent substantially all of the employees of I-Link. Therefore, the following disclosures reflect information relating to all option plans of I-Link as well as grants, cancellations and exercises of all stock options.

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: expected volatility of 120% and 150% in 2001 and 2002, respectively, risk free rates ranging from 3.17% to 6.62% and 2.02% to 4.40% in 2001 and 2002, respectively, expected lives of 3 years for each year, and dividend yield of zero for each year.

                                         Years Ending December 31,
                                 --------------------------------------------
                                        2001                   2002
                                 -------------------- -----------------------
                                             Weighted              Weighted
                                              Average              Average
                                  Options    Exercise    Options   Exercise
                                and Warrants   Price  and Warrants  Price
                                ------------ -------- ------------ ----------
Outstanding at beginning of
 year                            45,354,992   $2.57    28,033,464    $2.27
  Granted                        20,509,559    0.76        95,000     0.07
  Exercised                               -       -             -        -
  Expired                        (1,643,177)   3.43    (2,605,410)    6.34
  Forfeited                     (36,187,910)   1.42      (353,780)    4.27
                                 ----------            ----------
Outstanding at end of year       28,033,464   $2.27    25,169,274    $1.82
                                 ==========            ==========

Options and warrants
 exercisable
 at year end                     27,090,203            25,136,567
                                 ==========            ==========

Weighted-average fair value of
 options and warrants granted
 during the year                              $0.57                  $0.03


The following table summarizes information about stock options outstanding at December 31, 2002:

                     Weighted     Number                   Weighted
                      Average   Exercisable                 Average
                     Exercise   at December    Options     Remaining
     Exercise Price   Price      31, 2002    Outstanding  Life (years)
     --------------- --------   -----------  ----------   ------------
     $0.07 to $ 1.00  $0.60     15,310,660   15,335,660      0.60
     $1.13 to $ 3.00   2.61      2,811,613    2,813,278      6.32
     $3.14 to $ 5.87   3.93      6,402,718    6,402,718      4.25
     $6.25 to $13.88   6.55        611,576      617,618      7.09
                                ----------   ----------
                      $1.82     25,136,567   25,169,274      2.32
                                ==========   ==========

2001 Stock option and appreciation rights plan

In September 2001, the shareholders of I-Link approved the 2001 Stock Option and Appreciation Rights Plan which provides for the issuance of incentive stock options, non-qualified stock options and stock appreciation rights
(SARs) up to an aggregate of 14,000,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits, and other similar events). The price at which shares of common stock covered by the option can be purchased is determined by I-Link's Board of Directors or its committee; however, in the case of incentive stock options the exercise price shall not be less than the fair market value of I-Link's common stock on the date the option is granted. There were no options granted under this plan in 2001 or 2002.

1997 Recruitment stock option plan

In October 2000, the shareholders of I-Link approved an amendment of the 1997 Recruitment Stock Option Plan which provides for the issuance of incentive stock options, non-qualified stock options and stock appreciation rights
(SARs) up to an aggregate of 7,400,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits, and other similar events). The price at which shares of common stock covered by the option can be purchased is determined by I-Link's Board of Directors; however, in all instances the exercise price is never less than the fair market value of I-Link's common stock on the date the option is granted.

As of December 31, 2002, there were options to purchase 2,118,024 shares of I-Link's common stock outstanding. The outstanding options vest over three years at exercise prices of $0.07 to $13.88 per share. Options issued under the plan must be exercised within ten years of grant and can only be exercised while the option holder is an employee of I-Link. I-Link has not awarded any SARs under the plan. During, 2001 and 2002, options to purchase 2,600,430, and 859,356 shares of common stock, respectively, were forfeited or expired. There were no exercises during 2002.

Director stock option plan

I-Link's Director Stock Option Plan authorizes the grant of stock options to directors of I-Link. Options granted under the Plan are non-qualified stock options exercisable at a price equal to the fair market value per share of common stock on the date of any such grant. Options granted under the Plan are exercisable not less than six months or more than ten years after the date of grant.

As of December 31, 2002, options for the purchase of 4,668 shares of common stock at prices ranging from $0.875 to $3.875 per share were outstanding, all of which are exercisable. In connection with the adoption of the 1995 Director Plan, the Board of Directors authorized the termination of future grants of options under the plan; however, outstanding options granted under the plan will continue to be governed by the terms thereof until exercise or expiration of such options. During 2002 and 2001 no options were exercised and during 2002, 2,334 expired.

1995 Director stock option and appreciation rights plan

The 1995 Director Stock Option and Appreciation Rights Plan (the 1995 Director Plan) provides for the issuance of incentive options, non-qualified options and SARs to directors of I-Link of up to 250,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits, and other similar events).

The 1995 Director Plan also provides for the grant of non-qualified options on a discretionary basis to each member of the Board of Directors then serving to purchase 10,000 shares of common stock at an exercise price equal to the fair market value per share of the common stock on that date. Each option is immediately exercisable for a period of ten years from the date of grant. I-Link has 190,000 shares of common stock reserved for issuance under the 1995 Director Plan. As of December 31, 2002, options to purchase 170,000 shares of common stock at prices ranging from $1.00 to $1.25 per share are outstanding and exercisable. No options were granted or exercised under this plan in 2001 or 2002.

1995 Employee stock option and appreciation rights plan

The 1995 Employee Stock Option and Appreciation Rights Plan (the 1995 Employee Plan) provides for the issuance of incentive options, non-qualified options, and SARs. Directors of I-Link are not eligible to participate in the 1995 Employee Plan. The 1995 Employee Plan provides for the grant of stock options which qualify as incentive stock options under Section 422 of the Internal Revenue Code, to be issued to officers who are employees and other employees, as well as non-qualified options to be issued to officers, employees and consultants. In addition, SARs may be granted in conjunction with the grant of incentive options and non-qualified options.

The 1995 Employee Plan provides for the grant of incentive options, non-qualified options and SARs of up to 400,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits, and other similar events). To the extent that an incentive option or non-qualified option is not exercised within the period of exercisability specified therein, it will expire as to the then unexercisable portion. If any incentive option, non-qualified option or SAR terminates prior to exercise thereof and during the duration of the 1995 Employee Plan, the shares of common stock as to which such option or right was not exercised will become available under the 1995 Employee Plan for the grant of additional options or rights to any eligible employee. The shares of common stock subject to the 1995 Employee Plan may be made available from either authorized but unissued shares, treasury shares or both. I-Link has 400,000 shares of common stock reserved for issuance under the 1995 Employee Plan. As of December 31, 2002, options to purchase 135,250 shares of common stock with an exercise price of $3.90 are outstanding under the 1995 Employee Plan. During 2001and 2002, options to purchase 37,500 and 10,000, respectively, of common stock were forfeited or expired. No options were exercised in 2002 or 2001.

Other warrants and options

In 1996, I-Link approved the issuance of 1,750,000 options to executives of the Company, as part of their employment agreements, and 64,000 options to a consultant. The options expire in 2006 and have an option price of $3.90. As of December 31, 2002, there remained 1,564,000 options outstanding.

On July 1, 1996, I-Link approved the issuance of options to purchase 2,000,000 shares of common stock to two officers of the Company as part of their employment agreements. Each option had an exercise price of $7.00 per share. The options expired in 2002.

During 1997, I-Link issued options to purchase 1,210,000 shares of common stock (210,000 of which were issued under the 1997 Recruitment Stock Option
Plan) to consultants at exercise prices ranging from $4.875 to $8.438 (repriced to $3.90 on December 13, 1998), which was based on the closing price of the stock at the grant date. The remaining options must be exercised within ten years of the grant date. As of December 31, 2002, there remained 890,000 options outstanding.

During 1997, I-Link issued non-qualified options to purchase 2,295,000 shares of common stock to certain executive employees. The options must be exercised within ten years of the grant date and have an exercise price of $3.90. There were no options forfeited in 2001 or 2002. No options expired or were exercised during 2001 and 2002. As of December 31, 2002, there remained 2,118,219 options outstanding.

During 1998, I-Link issued non-qualified options to purchase 935,000 shares of common stock to certain executive employees at exercise prices ranging from $2.563 to $3.125, which price was based on the closing price of the stock at the grant date. The options must be exercised within ten years of the grant date. No options were exercised during 2001 and 2002. As of December 31, 2002, there remained 809,446 options outstanding.

During 1999, I-Link issued non-qualified options to purchase 655,000 shares of common stock to certain executive employees at exercise prices ranging from $2.50 to $3.563, which price was based on the closing price of the stock at the grant date. The options must be exercised within ten years of the grant date. No options were exercised during 2001 and 2002. During 2001, 50,000 of these options were forfeited. As of December 31, 2002, there remained 375,000 options outstanding.

During 1999, I-Link issued non-qualified options to purchase 200,000 shares of common stock to a consultant at an exercise price of $3.00, which was based on the closing price of the stock at the grant date. As of December 31, 2002, there remained 200,000 options outstanding.

During 2000, I-Link issued non-qualified options to purchase 2,585,000 shares of common stock to certain executive employees at exercise prices ranging from $2.75 to $6.375, which price was based on the closing price of the stock at the grant date. The options must be exercised within ten years of the grant date. During 2001, 1,208,335 of these options were forfeited. As of December 31, 2002, there remained 1,376,665 options outstanding.

During 2000, I-Link obtained approval from its shareholders to establish the 2000 Employee Stock Purchase Plan. This plan allows all eligible employees of I-Link to have payroll withholding of 1 to 15 percent of their wages. The amounts withheld during a calendar quarter are then used to purchase common stock at a 15 percent discount off the lower of the closing sale price of I-Link's stock on the first or last day of each quarter. I-Link issued 34,518 shares to employees based upon payroll withholdings during 2001. There were no issuances in 2002.

NOTE 10 - INCOME TAXES

The Company recognized no income tax benefit from its losses in 2001 and 2002. The reported benefit from income taxes varies from the amount that would be provided by applying the statutory U.S. Federal income tax rate to the loss before taxes for the following reasons:

                                             2001         2002
                                          ---------     ---------
Expected federal statutory tax benefit  $(6,668,960)  $(4,252,847)

Increase (reduction) in taxes
 resulting from:
  State income taxes                       (382,498)     (412,604)
  Change in valuation allowance           4,323,387     4,663,680
  Impairment of non-deductible
   goodwill                               2,725,780             -
  Other                                       2,291         1,771
                                          ---------     ---------
                                        $         -   $         -
                                          =========     =========


The change in the valuation allowance was $4,323,387 and $4,663,680 for 2001 and 2002 respectively.

At December 31, 2002, the Company had total net operating loss carryforwards for federal income tax purposes of approximately $60,000,000. These net operating loss carryforwards expire between 2006 and 2022. As required by Internal Revenue Code Section 382, the Company's utilization of approximately $28,391,000 of the total net operating loss carryforwards against future taxable income will be subject to an annual limitation because of the change in ownership that occurred in 2001. The Company also has net operating loss carryforwards for state income tax purposes which differ by jurisdiction.

The components of the deferred tax asset and liability of operations as of December 31, 2002 is as follows:

                                                                2002
                                                             ----------
Deferred tax assets:
  Tax net operating loss carryforwards                     $ 22,371,484
  Amortization of deferred compensation on stock options        121,912
  Allowance for doubtful accounts                                32,456
  Accrued payroll and vacation                                   81,222
  Furniture, fixtures, equipment and software                 2,008,806
  Other                                                         111,795
  Valuation allowance                                       (24,727,675)
                                                             ----------
    Total deferred tax asset                               $          -
                                                             ==========

The valuation allowance at December 31, 2001 and 2002 has been provided to reduce the total deferred tax assets to the amount which is considered more likely than not to be realized, primarily because the Company has not generated taxable income from its business communications services. The change in the valuation allowance is due primarily to the increase in net operating loss carryforwards.


NOTE 11 - LEGAL PROCEEDINGS

On or about January 24, 2001, Red Cube delivered to I-Link a written demand for arbitration under the May 2000 Cooperation and Framework Agreement between the parties. Red Cube's demand constituted written notice of an alleged breach of the Cooperation and Framework Agreement. I-Link denied these allegations, filed a counterclaim against Red Cube and filed a third-party claim against Red Cube seeking compensatory and/or punitive damages for Red Cube Inc.'s default under a subsequent agreement to provide approximately $60,000,000 in equity funding to I-Link, engaging in a scheme to drive I-Link out of business and obtain control of I-Link's proprietary technology, telecommunications network, key employees and customers.

On July 9, 2002, an evidentiary arbitration hearing was held in New York before a panel of arbitrators of the AAA and the AAA panel issued its award effective October 7, 2002. The AAA panel dismissed all of Red Cube's claims with prejudice and determined that Red Cube had breached the agreements between the parties. The arbitration panel awarded I-Link $6,741,835 in damages against Red Cube. In addition, the AAA panel ordered Red Cube to pay I-Link $18,210 as reimbursement for certain administrative fees and expenses and $64,033 as reimbursement for a portion of the arbitrators' compensation. As uncertainty exists at this time as to the ultimate collectibility of the awarded amount, management has not recorded any benefit relating to this reward in the financial statements.

On November 9, 2000 D/Vit, Inc ("Dvit") filed an action against I-Link in federal court in Texas alleging that I-Link's use of the "V-Link" trademark infringed upon Dvit's intellectual property rights in the mark "V Linc". Dvit's complaint sought damages and an injunction enjoining I-Link's use of the mark "V-Link". On August 22, 2001, the court issued a preliminary injunction enjoining I-Link's use of the "V-Link" mark. I-Link had already elected to change the name of its product to "I-Link One Number". On February 14, 2002, I-Link filed a motion for summary judgment asking the court to rule as a matter of law that I-Link's past use of the "V-Link" mark did not constitute an infringement upon Dvit's intellectual property rights in the "V Linc" mark. Also on February 14, 2002, Dvit filed a motion for partial summary judgment asking the court to determine as a matter of law that I-Link's prior use of the "V-Link" mark infringed upon Dvit's rights in the "V Linc" mark. On May 8, 2002, the court issued a Memorandum and Order ("Order") denying I-Link's motion for summary judgment and granting Dvit's partial motion for summary judgment. The Order permanently enjoined I-Link from using the "V-Link" mark in association with the sale, marketing, description, development or service of its telecommunications products. The court's Order did not address possible damages. In December 2002, I-Link settled for $180,000 of which $120,000 was previously reserved.

The Company is involved in litigation relating to other claims arising out of its operations in the normal course of business. The litigation and arbitration referred to above is not expected, individually or in the aggregate, to have a material adverse affect on the Company.


                               BUYERS  UNITED,  INC.
            UNAUDITED  PRO  FORMA  COMBINED  CONDENSED  BALANCE  SHEET
                                  March 31, 2003


                                           I-Link
                            Buyers       Communica-    Pro Forma        Pro Forma
                         United, Inc.   tions, Inc.   Adjustments        Combined
                         ------------   -----------   -------------    ------------
         ASSETS
------------------------
Current assets:
  Cash                     $   62,277       $416,167   $(416,167) b     $    62,277
  Restricted cash           1,064,487              -            -         1,064,487
  Accounts receivable,
   net                      8,373,410        832,455            -         9,205,865
  Other receivables           767,801              -            -           767,801
  Other current assets        203,014        320,605     (75,000) e         448,619
                          -----------   ------------ ------------      ------------
    Total current assets   10,470,989      1,569,227    (491,167)        11,549,049

Property and equipment,
 net                          841,012      1,080,000    (580,000) b       1,341,012

Other assets:
  Intangible assets, net            -        270,000    (270,000) b               -
  Intangible assets
   acquired from I-Link             -                   1,500,000 a       1,500,000
  Touch America
   customers, net           6,977,224              -            -         6,977,224
  Deferred advertising
   costs, net               1,563,355              -            -         1,563,355
  Other assets, net           378,265        190,505            -           568,770
                          -----------   ------------ ------------      ------------
    Total assets          $20,230,845     $3,109,732 $    158,833       $23,499,410
                          ===========   ============ ============      ============


    LIABILITIES AND
 STOCKHOLDERS' DEFICIT
-----------------------
Current liabilities:
  Checks in excess of
   available cash
   balances               $   372,612     $        - $          -       $   372,612
  Line of credit              287,134              -            -           287,134
  Notes payable             5,682,092      2,745,840  (2,745,840) b       5,682,092
  Current portion of
   Touch America
   obligation               2,500,000              -            -         2,500,000
  Accounts payable          9,306,947        807,790            -        10,114,737
  Accrued liabilities       1,013,439      3,055,206  (2,713,723) b       1,354,922
  Accrued dividends
   payable on preferred
   stock                      175,661              -            -           175,661
  Accrued commissions
   and rebates                649,224              -            -           649,224
  Unearned revenue                 -         244,292            -           244,292
                          -----------   ------------ ------------      ------------
    Total current
     liabilities           19,987,109      6,853,128  (5,459,563)        21,380,674

Notes payable               3,838,980              -            -         3,838,980
Obligation under Touch
 America transaction        1,250,000              -            -         1,250,000
Intercompany debt                  -      72,946,528 (72,946,528) b               -
                          -----------   ------------ ------------      ------------

    Total liabilities      25,076,089     79,799,656 (78,406,091)        26,469,654

Stockholders' deficit:
  Preferred stock                 240              -           30 c             270
  Common stock                    633              4          (4) d             633
  Additional paid-in
   capital                 16,438,644      3,589,440  (1,714,470) c,d    18,313,614
  Warrants and options
   outstanding              4,592,514              -            -         4,592,514
  Deferred consulting
   fees                       (19,965)             -            -          (19,965)
  Accumulated deficit     (25,857,310)  (80,279,368)   80,279,368 d    (25,857,310)
                          -----------   ------------ ------------      ------------
    Total stockholders'
     deficit               (4,845,244)  (76,689,924)   78,564,924       (2,970,244)
                          -----------   ------------ ------------      ------------
    Total liabilities
     and stockholders'
     deficit              $20,230,845     $3,109,732     $158,833       $23,499,410
                          ===========   ============ ============      ============

                              See accompanying notes

                               BUYERS  UNITED,  INC.
          UNAUDITED PRO FORMA COMBINED CONDENSED  STATEMENT OF OPERATIONS
                           Year ended December 31, 2002

                                            I-Link
                             Buyers       Communica-    Pro Forma        Pro Forma
                           United,Inc.   tions, Inc.   Adjustments       Combined
                          ------------  ------------- ------------      -----------
Revenues:
  Telecommunications
   services                $30,110,528  $   6,392,316  $        -       $36,502,844
  Other                         52,922      1,409,294           -         1,462,216
                            ----------   ------------   ---------      ------------
    Total revenues          30,163,450      7,801,610           -        37,965,060
                            ----------   ------------   ---------      ------------

Operating expenses:
  Costs of revenues and
   telecommunications
   network                  16,295,201      8,369,666           -        24,664,867
  Selling, general and
   administrative           12,011,598      7,692,051     400,000 f      20,103,649
  Loss on disposal of
   assets                            -        261,813           -           261,813
  Impairment of long-
   lived assets                      -      3,608,770           -         3,608,770
                            ----------   ------------   ---------      ------------
    Total operating
     expenses               28,306,799     19,932,300     400,000        48,639,099
                            ----------   ------------   ---------      ------------
    Income (loss) from
     operations              1,856,651   (12,130,690)   (400,000)      (10,674,039)
                            ----------   ------------   ---------      ------------

Other income (expense):
  Interest income               17,980              -           -            17,980
  Interest expense         (1,544,448)      (377,683)           -       (1,922,131)
                            ----------   ------------   ---------      ------------
    Total other expense,
     net                   (1,526,468)      (377,683)           -       (1,904,151)
                            ----------   ------------   ---------      ------------

    Net income (loss)      $   330,183  $(12,508,373)  $(400,000)     $(12,578,190)



8% dividends on Series A
 and B preferred stock       (749,725)              -           -         (749,725)
                            ----------   ------------   ---------      ------------
    Net loss applicable
     to common stock-
     holders               $ (419,542)  $(12,508,373)  $(400,000)     $(13,327,915)
                            ==========   ============   =========      ============




Net loss applicable to
 common shareholders:
  Basic and diluted            $(0.07)                                      $(2.32)



Weighted average common
 shares outstanding:
  Basic and diluted          5,740,811                                    5,740,811

                              See accompanying notes

                               BUYERS  UNITED,  INC.
          UNAUDITED PRO FORMA COMBINED CONDENSED  STATEMENT OF OPERATIONS
                         Three Months Ended March 31, 2003

                                               I-Link
                                  Buyers     Communica-   Pro Forma      Pro Forma
                               United, Inc.  tions, Inc. Adjustments      Combined
                               ------------ ----------- ------------   ------------
Revenues:
  Telecommunications services   $15,481,120  $1,331,322  $         -    $16,812,442
  Other                                  -      264,302            -        264,302
                                 ----------  ----------    ---------   ------------
    Total revenues               15,481,120   1,595,624            -     17,076,744
                                 ----------  ----------    ---------   ------------

Operating expenses:
  Costs of revenues and
   telecommunications network     8,664,767   1,636,991            -     10,301,758
  Selling, general, and
   administrative                 5,957,769     136,261      100,000 f    6,194,030
    Total operating expenses     14,622,536   1,773,252      100,000     16,495,788
                                 ----------  ----------    ---------   ------------
    Income (loss) from
     operations                     858,584   (177,628)    (100,000)        580,956
                                 ----------  ----------    ---------   ------------

Other income (expense):
  Interest income                     2,601           -            -          2,601
  Interest expense                (485,929)    (99,237)            -      (585,166)
    Total other expense, net      (483,328)    (99,237)            -      (582,565)
                                 ----------  ----------    ---------   ------------

    Net income (loss)           $   375,256  $(276,865)   $(100,000)     $  (1,609)



8% dividends on Series A and
 B preferred stock                 (181,895)          -            -      (181,895)
                                 ----------  ----------    ---------   ------------
    Net income (loss)
     applicable to common
     stockholders               $   193,361  $(276,865)   $(100,000)     $(183,504)
                                 ==========  ==========    =========   ============



Net income (loss) per common
 share:
  Basic                               $0.03                                 $(0.03)
  Diluted                              0.03                                  (0.03)



Weighted average common
 shares outstanding:
  Basic                           6,107,466                               6,107,466
  Diluted                         6,150,660                               6,150,660



                              See accompanying notes

                             BUYERS UNITED, INC.
    NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION

 On December 6, 2002, Buyers United, Inc. (the "Company") entered into the Asset Purchase Agreement and Software License Agreement to purchase certain assets of I-Link, Inc., and its subsidiary, I-Link Communications, Inc., and license in perpetuity software developed by I-Link for the operation of a real-time Internet protocol communications network (RTIP Network). The transaction was closed effective May 1, 2003. The assets acquired include dedicated equipment required for operating the RTIP Network, customers of I-Link serviced through the network, and certain trademarks. In consideration for the assets and software license, Buyers United issued to I-Link 246,430 shares of Series B Convertible Preferred Stock, assumed certain liabilities, and agreed to issue an additional 53,570 shares of Series B Convertible Preferred Stock in equal monthly installments over a term of 10 months commencing June 1, 2003, subject to satisfaction of certain conditions pertaining to provisioning of one of the former I-Link customers acquired in the transaction

 The accompanying unaudited pro forma combined condensed financial statements have been prepared to illustrate the estimated effect of this transaction. The pro forma financial statements do not reflect any anticipated cost savings inherent in the Company redirecting acquired resources, or synergies that are anticipated to result from the transaction, and there can be no assurance that any such cost savings or synergies will occur. The Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 2002 and three months ended March 31, 2003 give pro forma effect as if the transaction had occurred on January 1, 2002 and 2003, respectively. The Unaudited Pro Forma Combined Condensed Balance Sheet gives pro forma effect as if the transaction had occurred on March 31, 2003.

 The accompanying pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the transaction taken place on the assumed dates or during the periods presented, or which may be reported in the future. The pro forma adjustments are described in these accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. This pro forma information should be read in conjunction with the historical financial statements and notes related thereto for Buyers United, Inc. and I-Link Communications, Inc.

 A preliminary allocation of the purchase price has been made to major categories of assets in the accompanying pro forma financial statements based on information currently available. The Company is presently engaged in appraising the fair market value of the assets and liabilities acquired. The actual allocation of purchase price and the resulting effect on income or loss from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based on available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

 The transaction was recorded using the purchase method of accounting. The allocation of the aggregate purchase price to the tangible and indentifiable assets acquired in connection with this acquisition was based on the estimated fair values as estimated by the Company. The purchase price allocation is summarized below:

          Indentifiable assets...........     $   500,000
          Customer list..................         800,000
          Software license...............         500,000
          Other intangible assets........         200,000
                                               ----------
               Total purchase price......     $ 2,000,000
                                               ==========

 The total purchase price of $1.95 million consisted of 300,000 shares of Buyers United, Inc. preferred stock, convertible into 1.5 million shares of common stock, valued at $1,875,000 based upon the fair market value of Buyers United, Inc. common stock of $1.25 per share on the date the transaction was closed. The purchase price also included transaction costs of approximately $125,000. The customer list, software license and other intangible assets are being amortized on a straight-line basis over estimated periods of benefit of two to five years.

2. PRO FORMA ADJUSTMENTS

 Pro forma adjustments for the unaudited pro forma combined condensed financial statements are as follows:

 (a) Represents $1,500,000 of acquired intangible assets, summarized as follows:

          Customer list...................     $  800,000
          Software license................        500,000
          Other intangible assets.........        200,000
                                                ---------
               Total......................     $1,500,000
                                                =========

 (b) Represents adjustments to reflect assets and liabilities not acquired or assumed by Buyers United, Inc.

 (c) Represents the preferred stock issued in connection with the asset purchase.

 (d) Represents the elimination of equity accounts of I-Link Communication, Inc.

 (e) Represents prepaid transactions costs accumulated in the months prior to closing.

 (f) Represents amortization of intangible assets over two to five years.


3. PRO FORMA NET LOSS PER SHARE

 The net loss attributable to common shareholders and shares used in computing the net loss per share attributable to common shareholders for the year ended December 31, 2001 and for the three months ended March 31, 2003 are based on the historical weighted average common shares outstanding. Common stock issuable upon the exercise of stock options, warrants, or the conversion of preferred stock have been excluded from the computation of net loss per share attributable to common shareholders as the effect would be anti-dilutive.